UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 16, 2026

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway,	Louisville,	Kentucky	40210
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (voting), $0.15 par value	BFA	New York Stock Exchange
Class B Common Stock (nonvoting), $0.15 par value	BFB	New York Stock Exchange
1.200% Notes due 2026	BF26	New York Stock Exchange
2.600% Notes due 2028	BF28	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2026, Brown-Forman Corporation (the “Company”) announced the election of James W. Peters as the Company’s Executive Vice President and Chief Financial Officer, effective March 31, 2026. Mr. Peters will succeed Leanne D. Cunningham, Executive Vice President and Chief Financial Officer, who, as previously announced, will retire from the Company, effective May 1, 2026. In connection with his election, Mr. Peters will serve as the Company’s principal financial officer.

Mr. Peters, age 56, has served as Executive Vice President, Enterprise Transformation of Whirlpool Corporation, a publicly traded home appliance company, since January 2026. Mr. Peters previously served as Executive Vice President, Chief Financial and Administrative Officer of Whirlpool Corporation from August 2016 through December 2025. Mr. Peters joined Whirlpool Corporation in 2004 and, prior to his appointment as Chief Financial Officer, held various roles of increasing responsibility. Prior to joining Whirlpool Corporation, he was a manager of Internal Audit for Limited Brands and a consulting manager at Ernst & Young LLP. Mr. Peters holds a Bachelor’s in Accounting and Business Administration from the University of Kansas and a Master’s in Business Administration in Finance from Indiana University.

In connection with his election as Executive Vice President and Chief Financial Officer of the Company, Mr. Peters’ annual base salary will be $825,000 and his holiday bonus will be $17,160. His short-term incentive compensation opportunity at target will be $825,000, and his long-term incentive plan compensation opportunity at target will be $2,400,000. Mr. Peters will also receive (i) a one-time new hire equity award in the form of restricted stock units (“RSU Award”) with a grant date value of $900,000 (based on the 20-day trailing closing price of a share of the Company’s Class B common stock leading up to the grant date), (ii) a fiscal year 2026 prorated Class B common stock-settled stock appreciation right award (“SSAR Award”) with a grant date value of $66,000, and (iii) a fiscal year 2026 prorated Class B common stock performance-based restricted stock unit award (“PBRSU Award”) with a grant date value of $134,000. The RSU Award is expected to be granted in July 2026 in connection with the Company’s regular annual equity grants, and it will vest in three equal installments on April 30, 2027, April 30, 2028, and April 30, 2029. The prorated SSAR Award and the prorated PBRSU Award will be granted in April 2026. Consistent with the terms of the Brown-Forman 2022 Omnibus Plan, the prorated SSAR Award and the prorated PBRSU Award will be subject to the same vesting schedule as all other similar equity awards granted to the Company’s executive officers during fiscal year 2026.

Details regarding the Company’s executive compensation program are included in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement for the Company’s 2025 annual meeting of stockholders filed with the Securities and Exchange Commission on June 20, 2025.

There are no arrangements or understandings between Mr. Peters and any person pursuant to which he was selected as an officer. There are no family relationships between Mr. Peters and any director or executive officer of the Company, and there are no related party transactions involving Mr. Peters that are reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

In connection with Mr. Peters’ election, the Company issued a press release on March 16, 2026, a copy of which is attached as Exhibit 99.1 and incorporated by reference in Item 7.01 of this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Brown-Forman Corporation Press Release dated March 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: March 16, 2026	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Executive Vice President, General Counsel and Corporate Secretary